Exhibit 21.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of Consolidated

Affiliated Entities of the Registrant

Subsidiaries:

Fangdd International Holding Ltd., a British Virgin Islands company

Fangdd Network Holding Ltd., a Hong Kong company

Shenzhen Fangdd Information Technology Co, Ltd., a PRC company

Shanghai Fangdd Information Technology Co., Ltd., a PRC company

Shanghai Fangdd Software Technology Co., Ltd., a PRC company

Consolidated Affiliated Entities:

Shenzhen Fangdd Network Technology Co, Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Shanghai Fangdd Network Technology Co, Ltd., a PRC company

Nanjing Fangdd Network Technology Co, Ltd., a PRC company

Xi’an Fangdd Network Technology Co, Ltd., a PRC company

Shenzhen Qianhaiduoduojia Financial Service Co., Ltd., a PRC company

Kunming Fangdd Real Estate Agent Co., Ltd., a PRC company

Shanghai Fangdiantong Network Technology Co., Ltd., a PRC company

Shanghai Fanghaoduo Network Technology Co., Ltd., a PRC company

Shenzhen Huijiazhu Asset Management Co., Ltd., a PRC company